Exhibit (a)(1)(E)

ELECTION OF ELIGIBLE OPTIONS

ICx TECHNOLOGIES, INC.

OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS FOR NEW OPTIONS

ELECTION FORM

THE OFFER EXPIRES AT 11:59:59 P.M. (MIDNIGHT), EASTERN TIME, ON SEPTEMBER 8, 2009, UNLESS THE

OFFER IS EXTENDED

Before signing this Election Form, please make sure you have received, read and understand the documents that make up this Offer, including (1) the Offer to Exchange Certain Outstanding Options for New Options (referred to as the “Offer to Exchange” or the “Offer”); (2) this Election Form; (3) the Instructions Forming Part of the Terms and Conditions of the Offer (the “Instructions”); and (4) the Agreement to Terms of Election (“Election Agreement”) before completing and signing this page. The Offer is subject to the terms of these documents as they may be amended. The Offer provides eligible employees who hold eligible stock options the opportunity to exchange these options for new options as set forth in Section 2 of the Offer to Exchange. This Offer expires at 11:59:59 p.m. (midnight), Eastern Time, on September 8, 2009, unless extended.

PLEASE FOLLOW THE INSTRUCTIONS ATTACHED TO THIS FORM.

If you wish to participate in the Offer, please check the “Yes” box in the “Exchange Entire Eligible Option” column. Please note that if the “No” box is checked under the “Exchange Entire Eligible Option” column, the Eligible Option will not be exchanged and your Eligible Option will remain outstanding subject to its original terms.

Fill in the option details from the Option Summary separately sent to you. If you did not receive an Option Summary or if you need a copy of your Option Summary please contact Jessica Bartlow at (703) 678-2111 or jessica.bartlow@icxt.com.

Original Grant Date	Option Number	Exercise Price Per Share	Shares Subject to Eligible Options	Exchange Entire Eligible Option
☐ Yes, exchange Eligible Option ☐ No, retain Eligible Option

☐ Yes, exchange Eligible Option ☐ No, retain Eligible Option

☐ Yes, exchange Eligible Option ☐ No, retain Eligible Option

☐ Yes, exchange Eligible Option ☐ No, retain Eligible Option

☐ Yes, exchange Eligible Option ☐ No, retain Eligible Option

Please indicate your election by checking one of the boxes above. You must sign, date and deliver this completed Election Form to Jessica Bartlow at the Company through one of the following methods: (1) by e-mail to jessica.bartlow@icxt.com, (2) by hand delivery, Federal Express or similar delivery service to the attention of Jessica Bartlow at 2100 Crystal Drive, Arlington, VA 22202, or (3) by facsimile to the attention of Jessica Bartlow at (703) 678-2112, prior to the expiration of this offer at 11:59:59 p.m. (midnight), Eastern Time, on September 8, 2009 in accordance with the Instructions.

In accordance with the terms outlined in the Offer documents, if you elect to exchange your Eligible Options, your exchanged options will be exchanged for a lesser number of new options based on the exchange ratio described in Section 2 of the Offer to Exchange. Vesting and other terms of the exchanged options will remain substantially the same. See Section 9 of the Offer to Exchange for further details. Vesting on any date is subject to your continued service to ICx Technologies, Inc. (“ICx” or the “Company”) or its subsidiaries through each relevant vesting date. You will lose your rights to all exchanged options that are cancelled under the Offer.

BY PARTICIPATING, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS.

In making this election, you agree that ICx may use, collect and transfer your personal data for the purpose of implementing, administering and managing your participation in the Offer to Exchange. Such personal data may be transferred to ICx and to any third parties assisting ICx with the Offer to Exchange, and these recipients may be located in the U.S. or elsewhere.

Please note that you may change your election by submitting a new properly completed and signed Election Form prior to the Expiration Date, which will be 11:59:59 p.m. (midnight), Eastern Time, on September 8, 2009, unless we extend the Offer. The last valid election in place prior to the expiration of the Offer shall control.

[Signature Page Follows]

Your signature and submission of this Election Form indicates that you have read and agreed to the Agreement to the Terms of Election attached hereto.

Signature of Optionee or Authorized Signatory:

Optionee’s Name (please print in full):

Date:                                   , 2009

Address:

E-mail address:

EMAIL, HAND DELIVER, FEDEX OR SIMILAR DELIVERY, OR FAX THIS ENTIRE

ELECTION FORM TO JESSICA BARTLOW NO

LATER THAN 11:59:59 P.M. (MIDNIGHT), EASTERN TIME, ON SEPTEMBER 8, 2009.

Email to jessica.bartlow@icxt.com

Fax to (703) 678-2112

Deliver by hand, by Federal Express or similar delivery service to:

ICx Technologies, Inc.

Attn: Jessica Bartlow

2100 Crystal Drive

Arlington, VA 22202

DELIVERY OF YOUR ELECTION FORM OTHER THAN VIA EMAIL TO THE ADDRESS

ABOVE, HAND DELIVERY, FEDERAL EXPRESS OR SIMILAR DELIVERY SERVICE, OR

FACSIMILE, OR TO A NUMBER OTHER THAN THE FACSIMILE NUMBER ABOVE, WILL

NOT CONSTITUTE VALID DELIVERY.

[SIGNATURE PAGE TO ELECTION FORM]

ICx TECHNOLOGIES, INC.

INSTRUCTIONS FORMING PART OF THE

TERMS AND CONDITIONS OF THE OFFER

1. Definitions. All terms used but not defined herein have the meanings given to such terms in the Offer to Exchange Certain Outstanding Options for New Options, dated August 11, 2009 (the “Offer to Exchange”).

2. Delivery of Election Form. A properly completed and duly executed Election Form must be received by ICx by 11:59:59 p.m. (midnight), Eastern Time, on September 8, 2009 (unless the Offer is extended). We will not accept delivery of any Election Form after expiration of the Offer. If we do not receive a properly completed and duly executed Election Form (either by email, fax, hand delivery, Federal Express or similar delivery service) from you before the expiration of the Offer, we will not accept your Eligible Options for exchange, and such Eligible Options will not be exchanged pursuant to this Offer.

ICx intends to confirm the receipt of your Election Form by e-mail within two (2) U.S. business days. If you have not received an e-mail confirmation that ICx received your response, we recommend that you confirm that we have received your Election Form. If you need to confirm receipt after two (2) U.S. business days have elapsed, you may contact Jessica Bartlow at (703) 678-2111 or jessica.bartlow@icxt.com.

You may change your mind after you have submitted an Election Form and submit a new Election Form at any time before the Expiration Date, which is expected to be September 8, 2009, at 11:59:59 p.m. (midnight), Eastern Time, unless the Offer is extended. If we extend the Expiration Date, you may submit a new Election Form with respect to some or all of your Eligible Options at any time until the extended Offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted Election Form we receive before 11:59:59 p.m. (midnight), Eastern Time, on September 8, 2009 (unless we extend the Offer).

To validly change your election, you must deliver a new Election Form to Jessica Bartlow at the Company through one of the following methods: (1) by e-mail to jessica.bartlow@icxt.com, (2) by hand delivery, Federal Express or similar delivery service to the attention of Jessica Bartlow at 2100 Crystal Drive, Arlington, VA 22202, or (3) by facsimile to the attention of Jessica Bartlow at (703) 678-2112, prior to the expiration of this Offer. You should print or make a copy of your new, completed Election Form and keep those documents with your other records for the Offer.

While participation in the Offer is completely voluntary, if you elect not to exchange some or all of your Eligible Options pursuant to the Offer, then you will retain the Eligible Options under their original terms.

3. Exchange. If you intend to exchange your Eligible Options pursuant to the Offer, you must properly complete and submit the Election Form to Jessica Bartlow at the Company through one of the following methods: (1) by e-mail to jessica.bartlow@icxt.com, (2) by hand delivery, Federal Express or similar delivery service to the attention of Jessica Bartlow at 2100 Crystal Drive, Arlington, VA 22202, or (3) by facsimile to the attention of Jessica Bartlow at (703) 678-2112, prior to the expiration of this Offer at 11:59:59 p.m. (midnight), Eastern Time, on September 8, 2009.

4. Signatures on This Election Form. If you submit a Election Form, you must physically sign the Election Form.

5. Requests for Assistance or Paper Copies. If you need additional paper copies of the Offer documents or the Election Forms, you should contact Jessica Bartlow at (703) 678-2111 or jessica.bartlow@icxt.com. Copies will be furnished promptly at ICx’s expense.

For general questions concerning this Offer, please contact Jessica Bartlow at (703) 678-2111 or jessica.bartlow@icxt.com.

6. Reservation of Rights. ICx reserves the right, at our discretion, at any time, to extend the period of time during which the Offer is open and delay the acceptance for exchange of any options. If we elect to extend the period of time during which this Offer is open, we will give you written notice of the extension and delay, as described below. If we extend the Expiration Date, we will also extend your right to make or withdraw elections with respect to Eligible Options until such extended Expiration Date. In the case of an extension, we will issue a press release, e-mail or other form of communication no later than 9:00 a.m., Eastern Time, on the next U.S. business day after the previously scheduled Expiration Date.

We also reserve the right, in our reasonable judgment, before the Expiration Date to terminate or amend the Offer by giving written notice of the termination or postponement to you or by making a public announcement of the termination.

Subject to compliance with applicable law, we further reserve the right, before the Expiration Date, in our discretion, to amend the Offer in any respect, including by decreasing or increasing the consideration offered in this Offer or by decreasing or increasing the number of options being sought in this Offer.

7. Important Tax Information. If you are a U.S. tax resident, you should refer to Section 14 of the Offer to Exchange, which contains material U.S. federal income tax information concerning the Offer. If you are an employee residing outside the U.S., you should refer to Section 15 and Schedule C of the Offer to Exchange. We strongly recommend that you consult your financial, legal and/or tax advisors with respect to the U.S. federal, state, local and any non-U.S. tax or other legal consequences of participating or not participating in the Offer.

8. Copies. You should retain a copy of your Election Form your records.

9. Delivery. Please remember that you must complete this Election Form and return it to Jessica Bartlow at the Company through one of the following methods: (1) by e-mail to jessica.bartlow@icxt.com, (2) by hand delivery, Federal Express or similar delivery service to the attention of Jessica Bartlow at 2100 Crystal Drive, Arlington, VA 22202, or (3) by facsimile to the attention of Jessica Bartlow at (703) 678-2112, prior to the expiration of this Offer at 11:59:59 p.m. (midnight), Eastern Time, on September 8, 2009 (unless the Offer is extended). To obtain an additional copy of the Election Form, please contact Jessica Bartlow at (703) 678-2111 or jessica.bartlow@icxt.com.

IMPORTANT: IN ORDER FOR YOU TO PARTICIPATE, A VALID, COMPLETED AND

SIGNED ELECTION FORM MUST BE RECEIVED BY ICx BY 11:59:59 P.M. (MIDNIGHT), EASTERN TIME ON

SEPTEMBER 8, 2009 (UNLESS WE EXTEND THE OFFER).

ICx TECHNOLOGIES, INC.

AGREEMENT TO TERMS OF ELECTION

BY PARTICIPATING, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFERING DOCUMENTS.

If you would like to participate in this Offer, please indicate your election by checking the applicable boxes on the Election Form and returning the completed and signed Election Form to Jessica Bartlow at the Company through one of the following methods: (1) by e-mail to jessica.bartlow@icxt.com, (2) by hand delivery, Federal Express or similar delivery service to the attention of Jessica Bartlow at 2100 Crystal Drive, Arlington, VA 22202, or (3) by facsimile to the attention of Jessica Bartlow at (703) 678-2112, prior to the expiration of this Offer at 11:59:59 p.m. (midnight), Eastern Time, on September 8, 2009, unless the Offer is extended.

You may withdraw this election by submitting a new properly completed and signed Election Form prior to the expiration date which will be 11:59:59 p.m. (midnight), Eastern Time, on September 8, 2009, unless we extend the Offer.

By electing to exchange my Eligible Options, I understand and agree to all of the following:

1. I hereby agree to exchange my Eligible Options for new options as indicated on the Election Form in accordance with the terms of the Offer as set forth in the Offer to Exchange, dated August 11, 2009, of which I hereby acknowledge receipt. Each Eligible Option indicated on the Election Form will be cancelled on September 8, 2009 or, if the Offer is extended, on the extended expiration date. A new option will be granted to me on September 8, 2009 in accordance with the terms of the Offer or, if the Offer is extended, on the date of the expiration of the Offer.

2. The Offer is currently set to expire at 11:59:59 p.m. (midnight), Eastern Time, on September 8, 2009, unless ICx, in its discretion, extends the period of time during which the Offer will remain open.

3. Until September 8, 2009, I will have the right to amend the elections that I have made with respect to some or all of my Eligible Options that I elected to exchange. However, after that date I will have no ability to amend my election unless the Offer is extended. The last properly submitted election, whether by email, fax or in paper form, prior to the expiration of the Offer shall be binding. Until the Offer period closes on September 8, 2009, I may withdraw my tendered Eligible Options at any time prior to ICx’s acceptance of such options for exchange pursuant to the Offer.

5. The tender of some or all of my Eligible Options will constitute my acceptance of all of the terms and conditions of the Offer. Acceptance by ICx of my Eligible Options for amendment pursuant to the Offer will constitute a binding agreement between ICx and me upon the terms and subject to the conditions of the Offer.

6. I am the registered holder of the Eligible Options tendered hereby, and my name and other information appearing on the Election Form are true and correct.

7. I am not required to tender some or all of my Eligible Options pursuant to the Offer.

8. ICx and/or any independent firms hired with respect to the Offer cannot give me legal, tax or investment advice with respect to the Offer, and I have been advised to consult with my own legal, tax and investment advisors as to the consequences of participating or not participating in the Offer.

9. Under certain circumstances set forth in the Offer to Exchange, ICx may terminate or amend the Offer and postpone its acceptance of the Eligible Options I have elected to exchange. Should the Eligible Options tendered herewith not be accepted for exchange, such options will continue to be governed by their original terms and conditions.

10. I understand that, if I do not clearly complete an Election Form, some or all of my Eligible Options will not be exchanged.

I understand that neither ICx nor the Board of Directors of ICx is making any recommendation as to whether I should accept or refrain from accepting the Offer, and that I must make my own decision whether to tender my Eligible Options, taking into account my own personal circumstances and preferences. I understand that the exchanged options may decline in value when I decide to exercise such options. I further understand that past and current market prices of ICx common stock may provide little or no basis for predicting what the market price of ICx common stock will be when ICx grants me new options in exchange for my tendered Eligible Options or at any other time in the future.

Please be sure to read the entire Offer to Exchange; the Instructions; the Election Form; and the Agreement to Terms of Election.